Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Brad Hounsel

U.S. Bank National Association

14241 Dallas Parkway, Suite 490

Dallas, TX 75254

(972) 458-4506

(Name, address and telephone number of agent for service)

Clear Channel Communications, Inc.

(Issuer with respect to the Securities)

Texas	74-1787539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Basse Road San Antonio, Texas	78209
(Address of Principal Executive Offices)	(Zip Code)

9% Priority Guarantee Notes Due 2019

and

11.25% Priority Guarantee Notes Due 2021

(Title of the Indenture Securities)

TABLE OF ADDITIONAL GUARANTOR OBIGLORS

Exact Name of Additional Guraantor Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Clear Channel Capital I, LLC	Delaware	27-0263715
AMFM Broadcasting, Inc.	Delaware	95-4068583
AMFM Operating Inc.	Delaware	13-3649750
Citicasters Licenses, Inc.	Texas	90-0183894
Capstar Radio Operating Company	Delaware	13-3922738
CC Broadcast Holdings, Inc.	Nevada	20-2302507
Christal Radio Sales, Inc.	Delaware	13-2618663
Cine Guarantors II, Inc.	California	95-2960196
Citicasters Co.	Ohio	31-1081002
Clear Channel Broadcasting Licenses, Inc.	Nevada	88-0309517
Clear Channel Broadcasting, Inc.	Nevada	74-2722883
Clear Channel Identity, Inc.	Texas	27-1992018
Clear Channel Holdings, Inc.	Nevada	88-0318078
Clear Channel Investments, Inc.	Nevada	91-1883551
Clear Channel Management Services, Inc.	Texas	02-0619566
Clear Channel Mexico Holdings, Inc.	Nevada	20-2303205
Clear Channel Satellite Services, Inc.	Delaware	31-1125479
Critical Mass Media, Inc.	Ohio	31-1228174
Katz Communications, Inc.	Delaware	13-0904500
Katz Media Group, Inc.	Delaware	13-3779266
Katz Millennium Sales & Marketing Inc.	Delaware	06-0963166
Katz Net Radio Sales, Inc.	Delaware	74-3221051
M Street Corporation	Washington	54-1526578
Premiere Radio Networks, Inc.	Delaware	95-4083971
Terrestrial RF Licensing, Inc.	Nevada	55-0858211
CC Licenses, LLC	Delaware	20-3498527
Clear Channel Real Estate, LLC	Delaware	74-2745435
AMFM Broadcasting Licenses, LLC	Delaware	01-0824545
AMFM Radio Licenses, LLC	Delaware	75-2779594
AMFM Texas, LLC	Delaware	74-2939082
AMFM Texas Broadcasting, LP	Delaware	75-2486577
AMFM Texas Licenses, LLC	Texas	75-2486580
Capstar TX, LLC	Texas	13-3933048
CC Finco Holdings, LLC	Delaware	26-3757034

*	The address, including zip code, and telephone number, including area code, of each additional Guarantor Obligor’s principal executive office is the same as Clear Channel Communications, Inc.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, State of Texas on the 3rd of April, 2013.

By:	/s/ Brad Hounsel
Brad Hounsel
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, D.C. 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

November 28, 2012, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, and 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this Certificate.

IN TESTIMONY WHEREOF, today, March

19, 2013, I have hereunto subscribed my name

and caused my seal of office to be affixed to

these presents at the U.S. Department of the

Treasury, in the City of Washington, District of

Columbia.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 3, 2013

By:	/s/ Brad Hounsel
Brad Hounsel
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2012

($000’s)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375

Total Assets	$345,088,616

Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186

Total Liabilities	$305,502,295

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939

Total Equity Capital	$39,586,321

Total Liabilities and Equity Capital	$345,088,616